                                                                    EXHIBIT 10.5


Note: Redacted portions have been marked with (***). The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.




                                   AGREEMENT

                                    BETWEEN

                   CABLE & WIRELESS GLOBAL NETWORKS LIMITED

                                      AND

                                 TELLIUM, INC.

                                FOR THE SUPPLY

                                      OF

                                NETWORK SYSTEMS

                               TABLE OF CONTENTS

CLAUSE 1  DEFINITIONS AND INTERPRETATIONS............................................................     4

CLAUSE 2  TERM AND SCOPE OF WORK.....................................................................    11

CLAUSE 3  PURCHASING.................................................................................    12

CLAUSE 4  DOCUMENTATION AND SPECIFICATIONS...........................................................    15

CLAUSE 5  INTENTIONALLY LEFT BLANK...................................................................    16

CLAUSE 6  QUALITY....................................................................................    16

CLAUSE 7  TYPE APPROVALS.............................................................................    17

CLAUSE 8  PRE-SHIPMENT TESTS.........................................................................    17

CLAUSE 9  DELIVERY, INSURANCE, RISK AND TITLE........................................................    18

CLAUSE 10 SYSTEM INTERWORKING........................................................................    19

CLAUSE 11 INTENTIONALLY DELETED......................................................................    20

CLAUSE 12 PRICE AND PAYMENT..........................................................................    20

CLAUSE 13 LIABILITY AND INDEMNITY....................................................................    21

CLAUSE 14 CONTRACTOR'S LIABILITY FOR DELAY...........................................................    23

CLAUSE 15 CONTRACTOR'S REPRESENTATIONS AND WARRANTIES................................................    23

CLAUSE 16 PERFORMANCE WARRANTY.......................................................................    25

CLAUSE 17 PRODUCT SUPPORT............................................................................    27

CLAUSE 19 HARDWARE, SOFTWARE AND HARDWARE/SOFTWARE DEVELOPMENT.......................................    28

CLAUSE 20 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................    29

CLAUSE 21 ESCROW.....................................................................................    30

CLAUSE 22 LICENSE....................................................................................    30

CLAUSE 23 INTELLECTUAL PROPERTY...........................................................    31

CLAUSE 24 INTELLECTUAL PROPERTY RIGHTS INDEMNITY..........................................    32

CLAUSE 25 TERMINATION.....................................................................    33

CLAUSE 26 AMENDMENTS......................................................................    35

CLAUSE 27 OTHER CONTRACTORS AND SUB-CONTRACTORS...........................................    36

CLAUSE 28 CONFIDENTIAL INFORMATION........................................................    36

CLAUSE 29 PUBLICITY.......................................................................    38

CLAUSE 30 FORCE MAJEURE...................................................................    38

CLAUSE 31 RESOLUTION OF DISPUTES..........................................................    39

CLAUSE 32 ETHICS..........................................................................    42

CLAUSE 33 NOTICES.........................................................................    42

CLAUSE 34 ENTIRE AGREEMENT................................................................    44

CLAUSE 35 WAIVER..........................................................................    44

CLAUSE 36 SEVERABILITY....................................................................    44

CLAUSE 37 ASSIGNMENT AND SUB-CONTRACTING..................................................    44

CLAUSE 38 COMPLIANCE WITH LAW AND REGULATIONS.............................................    45

CLAUSE 39 GOVERNING LAW AND JURISDICTION..................................................    46

                                   EXHIBITS

A.   LIST PRICES

B.   [INTENTIONALLY OMITTED]

C.   SPECIFICATIONS

D.   [INTENTIONALLY OMITTED]

E.   TURNKEY AGREEMENT

F.   [INTENTIONALLY OMITTED]

G.   DOCUMENTATION

H-1. CONTRACTOR'S STANDARD FORM OF CONFIDENTIALITY AGREEMENT

H-2. CABLE & WIRELESS GLOBAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

I.   CUSTOMER SERVICE

J.   SOFTWARE MAINTENANCE AGREEMENT

K.   ESCROW

                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is made effective as of August 7, 2000 by and between CABLE & WIRELESS GLOBAL NETWORKS, LIMITED, an Ireland corporation, ("C&W") and TELLIUM, INC., a Delaware corporation ("Tellium"). Entry into this Agreement by C&W is conditioned upon approval by the Board of Directors of Cable & Wireless plc of the transaction contemplated by and terms set forth in this Agreement no later than September 5, 2000 or for such extension of time as the parties may agree, provided, for purposes of clarity, if the condition is not so satisfied, C&W shall not be deemed to have entered into or ratified this Agreement. In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     CLAUSE 1  DEFINITIONS AND INTERPRETATIONS

     A. In the Contract, unless inconsistent with the context or otherwise specified, the following terms shall have the following meanings:

          Agent means (***), or other agent designated by C&W or Cable & Wireless plc, in its capacity as agent for a Group Company under this Contract.

          Baseline Software means the most current release of Software, as of the applicable Date of Delivery, with the most current feature functionalities which have been paid for by the Purchaser. Baseline Software requirements are in addition to the requirements set forth in Clause 19(C) of this Agreement.

          Clause means a clause of this Agreement.

          Claim means any loss, damages, action, claim, cost or expense (including, without limitation, reasonable costs of counsel and court or arbitration tribunal costs).

          Commitment means the purchase obligation under the Agreement to be satisfied by aggregating purchases by Purchasers, as more particularly described in this Agreement..

          Concession means the written waiver by C&W of a requirement of the Specifications.

          Confidential Information means any and all written, oral or other tangible or intangible form of:

          (a) Commercial or financial information, including but not limited to information concerning the Disclosing Party's current and future products and services, its clients and customers and its marketing plans and techniques; and

          (b) Technical information including, but not limited to, discoveries, ideas, concepts, know-how (whether patentable or capable of being protected by copyright or not) research, development, designs, specifications, drawings, blueprints, tracings, diagrams, models, samples, flow charts, data, computer programs, disks, diskettes, algorithms, software programs and trade secrets, in each case whether or not labeled as "Confidential" and whether or not that information could give any potential or actual competitor of the Disclosing Party any form of commercial or other advantage; and

          (c)  The terms and conditions of this Contract.

          Contract means this Agreement and includes any Schedules, Exhibits and any associated Purchase Orders, all as may be amended from time to time in accordance with this Agreement.

          Contractor means Tellium, Inc., a Delaware corporation, and includes its successors and permitted assignees.

          Contract Prices mean the prices to be paid to the Contractor by the Purchasers or its Agent under the Contract, which shall not exceed:

               (1) for each element of Hardware and Software, the lower of (a) at least (***) off each list price set out in Exhibit A (***) under (***) or (b) any (***),(***) or (***) effected under (***)
               of this Agreement; and

               (2) for services, actual direct costs based on the lower of the governing labor rate set forth in Exhibit A or any (***), (***) or (***) effected by (***) or (***) of this Agreement..

          Date of Delivery means the date when the deliverable under the Contract is delivered to the Purchaser or Agent in accordance with the Contract and the applicable Purchase Order.

          Disclosing Party means the Party or the Purchaser that owns Confidential Information and which discloses such information.

          Disclosure Requirement means any requirement that information be disclosed by any (i) law, regulation or legal process, (ii) the rules and regulations of any securities exchange on which either party's securities are traded and any regulatory body over such securities exchange or (iii) any order of a court or other tribunal of competent jurisdiction.

          Documentation means the operating manuals, user instructions, technical literature, including drawings, diagrams, specifications, and other relevant materials written in English related to the use, operation, maintenance and control of all or any portion of the System.

          Effective Date of Contract means the date set forth above in this Agreement.

          Exhibits mean the designated exhibits to this Agreement but specifically exclude and do not mean Purchase Orders.

          Existing Network means the Purchaser's relevant computer equipment, network and telecommunications facilities (including but not limited to its billing systems) and all software, firmware and hardware used in relation thereto.

          Force Majeure means events which are beyond the reasonable control of the entity claiming Force Majeure which occur after the Effective Date of Contract and which is outside the control of the entity claiming Force Majeure and whose effects are not capable of being overcome. Events of Force Majeure include but are not limited to governmental act, war, the threat of imminent war, riots, civil commotion, fires, explosions, storms, floods, lightning, earthquakes and other natural calamities. Any failure on the part of the Contractor's sub-contractors and suppliers to perform their obligations to the Contractor shall not be considered an event of Force Majeure under the Contract, unless such failure was the result of a Force Majeure event. A strike, work stoppage or other industrial action by the employees of the Contractor or its sub-contractors shall not be considered an event of Force Majeure unless such strike, work stoppage or industrial action is part of an industry-wide campaign that does not arise out of a dispute between the Contractor and any of its employees or subcontractors between a sub-contractor and any of its employees.

          Group Company means all and any of:

          (a)  Cable and Wireless plc,

          (b) any direct and indirect subsidiaries of Cable and Wireless plc, and

          (c) any companies in or over which Cable and Wireless plc is able, through a direct or indirect shareholding, to exercise control; and

          (d) any company in or over which Cable & Wireless plc is able, through direct or indirect shareholding, to exercise significant influence.

          Hardware means the hardware including, without limitation, hardware and modules identified on Exhibit A and any associated firmware which the Contractor is required to supply as part of the Contract.

          Insolvency Event means each and any of the following:

          (a) the issue of a petition for winding up which is not dismissed within thirty (***) of its issue; or

          (b) the making of an order or an effective resolution being passed for winding up except for the purposes of a solvent reconstruction or amalgamation and where the resulting entity assumes in writing all of the obligations of the relevant party under the Contract; or

          (c) the making of an order for the appointment of an administrative receiver, administrator, trustee, liquidator, manager or similar officer; or

          (d) an encumbrancer, receiver (including an administrative receiver) or other similar officer taking possession of the whole or any part (which is material in the context of the performance of the affected party's obligations under the Contract) of such party's undertaking, property or assets; or

          (e) the making or proposing of making of a composition with creditors generally; or

          (f)  generally being unable to pay debts as they fall due; or

          (g)  an assignment for the benefit of creditors.

          Intellectual Property Rights mean all rights in inventions, patents, copyrights, design rights, semiconductor topography and chip design rights, trade marks and trade names, domain names, service marks, trade secrets, know-how and other intellectual property rights (whether registered or unregistered) and all applications and registrations for and extensions and renewals of such rights or any of them, anywhere in the world.

          IPR Claim means an action or claim by any person that the use or possession of the Works, any New Technology or the Source Technology or any part of them or of any other goods or services provided under the Contract infringes the Intellectual Property Rights of that person or any other person.

          License means the license granted in the Clause of this Contract headed `License'.

          Licensed Software means the Software provided by the Contractor as part of the System or otherwise for the purposes of the Contract.

          Media means the media on which the Software and the Documentation for the Software are recorded or printed as provided to the Purchaser by the Contractor.

          New Technology means inventions, drawings, designs, developments, software and technical information including, but not limited to, know-how, data, formulae, specifications, procedures and techniques discovered derivatively in the course of the engagement of the parties and exclusive of the System.

          Party means the Contractor or C&W.

          Pre-Shipment Tests means the series of tests carried out by the Contractor prior to delivery to demonstrate that the Hardware and/or Software meet the requirements of the Specifications.

          Pre-Shipment Test Completion Certificate means the document issued by the Contractor certifying successful completion of the Pre-Shipment Tests upon their completion.

          Purchase Order means a purchase order issued by a Purchaser or Agent for all or any portion of the System.

          Purchaser means any Group Company purchasing all or any portion of the System under this Contract.

          Receiving Party means the Party or Purchaser that receives Confidential Information from the Disclosing Party.

          Site means the land, buildings and environment where a System is to be installed.

          Software means the set of computer programs in machine-readable code, which the Contractor is required to supply as part of the Contract.

          Source Code means the original base code of the Software together with associated libraries, command files, any other proprietary intermediate software, modifications, enhancements, revisions, updates and all relevant listings, flow charts and associated documentation, in human readable form which can be used to create executable code, supplied on a Media in a format which can be read and printed by the Hardware and which is readily accessible for modification and adaptation.

          Source Technology means inventions, drawings, designs, developments, software and technical information including but not limited to know-how, data, formulae, specifications, procedures and techniques provided by the Contractor for the purposes of the Contract and which is in existence at the Effective Date.

          Specifications means the specifications agreed between C&W and the Contractor which define the requirements of the Systems, including plans, drawings and data, and related addenda and clarifications, as identified in the jointly agreed upon Exhibit C.

          System means the Hardware or Software or any combination thereof (and any associated cabling or other items) as defined in the Specifications or otherwise set out or referenced in the Contract and shall include repaired and replacement parts supplied under the Contract.

          System Interworking means the ability of the various components of the System to be compatible with and to work in combination with the Existing Network and with the systems of other interfacing networks and equipment, and "Integrate", "Integrating", 'Integrated' and 'Integration' shall be construed as referring to this ability.

          Warranty Period means a period from (***), indicated for each applicable category as follows: (i) System Software: (***); (ii) software media: (***); (iii) all products other than System Software and software media: (***).

          Year 2000 Compliant means that neither performance nor functionality is affected by dates prior to, during and after the year 2000. In particular:

          (a) no value for a current date will cause any interruption in the operation of the System or Existing Network;

          (b) all manipulations of date-related data will produce the desired results for all valid date values;

          (c) date elements in the interfaces and data storage will permit specifying the century to eliminate date ambiguity without human intervention;

          (d) where any date element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element; and

          (e)  Year 2000 must be recognized as a leap year.

     B. The headings and marginal notes in the Contract are for ease of reference only and shall not affect its interpretation or construction.

     C. The Exhibits to this Agreement are integrated into and form part of this Agreement.

     D. Words indicating the singular include the plural and vice versa where the context requires.

     E. Words denoting persons include bodies corporate and unincorporated associations and vice versa where the context requires.

     F. Reference to any enactment, order, regulation or other similar instrument shall be construed as a reference to the enactment, order, regulation or instrument as may be amended by any subsequent enactment, order, regulation or instrument.

     G. Reference in the Contract to "days" shall be construed as calendar days and to weeks as calendar weeks.

     H. In writing or written includes facsimile transmission expressly and personally confirmed as received by the designated recipient, electronic mail, letter, written documents or other comparable means of written communication.

     I. The Contractor shall be as responsible for the acts and omissions of its employees, officers, directors and for those of its agents and subcontractors.

     CLAUSE 2  TERM AND SCOPE OF WORK

     A. The Contract shall become effective on the Effective Date of Contract and shall continue in force for a period of five (5) years from the Effective Date (the "Initial Term"), unless terminated earlier in accordance with the provisions of Clause 25 headed "Termination". The term of the Contract shall automatically renew thereafter on the anniversary date of the Effective Date for one-year periods, subject to termination rights under this Agreement, unless either Party to this Agreement provides sixty (60) days' advance written notice to the other Party that the Contract shall expire and not be renewed. Notwithstanding anything to the contrary in the Contract, the Contract shall not expire until the outstanding Purchase Orders placed and accepted prior to the anticipated date of expiration (based on the notice of expiration) have been fulfilled, and the date of expiration of this Agreement shall be the last date of delivery of such ordered Systems.

     B. The terms and conditions set out in this Agreement shall be the only terms and conditions which shall apply to this Agreement, except the provisions of any law and or regulation affecting the provision of the Systems at the Effective Date of this Agreement or which comes into force during the period of performance of this Agreement and which, pursuant to the requirement of law, takes precedence over or varies a provision of this Agreement. Where any standard or pre-printed conditions contained on a form of quotation, a purchase order, acknowledgment of a purchase order, invoice or similar document conflict with the terms of this Agreement, the terms of this Agreement shall control.

     C.  In the Contract, the Works includes:

          (a)  the System, including

               (i)    the design of the System;

               (ii) the build of the System in accordance with the Specifications; and

               (iii)  packing and delivery of the System;

all of which are more specifically described in this Agreement.

          (b)  the supply of Documentation;

          (c)  the grant of the License to the Purchaser;

          (d)  the provision of training; and

          (e) the provision of all services expressly set forth in the Contract.

     D.  The Contractor shall provide the Works in accordance with the Contract.

     CLAUSE 3  PURCHASING

     A. The Contractor will develop the Systems in accordance with the Exhibit C entitled "Specifications". The Parties acknowledge that a portion of the Specifications have not been fully developed and further agree to work diligently and in good faith toward the completion of those Specifications, which, when completed, will be made a part of Exhibit C.The Parties additionally acknowledge that the Specifications may be refined from time to time so as to meet intended functions.

     B. During the Term of this Contract, C&W, directly or through a designated Group Company, shall provide the Contractor with quarterly forecasts, each of which will set forth the quantities of and delivery dates for Systems to be ordered by Purchasers or Agent during the twelve-month period following the date of the forecast. As C&W may deem appropriate, C&W shall work toward the objective of providing monthly forecasts.

     C. To order the Works, the Purchasers or Agent shall provide Contractor with Purchase Orders in writing delivered to Contractor's designated representative, which, among other things, shall clearly reference the Contract. The Contractor shall be required to accept and fulfill Purchase Orders up to (***) of a forecast. Delivery shall be made in accordance with the following schedule:

          (a) for orders placed during the first year of the Contract, delivery shall be made within (***) after receipt of the Purchase Order;

          (b) for orders placed after the first year of the Contract, delivery shall be made within (***) after receipt of the Purchase Order; however, the Contractor agrees that, after the second year of the Contract, it shall use all diligent, good faith, commercially reasonable efforts to achieve the goal of fulfilling Purchase Orders within (***) after receipt of the Purchase Order.

Notwithstanding the intervals stated above, the Contractor shall use diligent, good faith commercially reasonable efforts to fulfill as quickly as possible those Purchase Orders placed by a Purchaser on shorter delivery timeframes as mutually agreed by the parties.

     D. Unless otherwise specified in the Contract, time is of the essence in the performance of the Contractor's obligations under the Contract. The Contractor shall use its best efforts to prevent delays and to minimize any delays which may arise and shall take all reasonable steps to expedite the performance of the Contract.

     E. If the Contractor has reason to believe that the Date of Completion (as defined in Exhibit E as applicable) or a Date of Delivery may be delayed, it shall promptly notify the Purchaser of:

          (a)  the cause of the delay;

          (b)  the expected period of delay; and

          (c)  the steps proposed to be taken to minimize the delay.

     F. Except in circumstances of Force Majeure, no amendment to the Date of Completion (as applicable) or a Date of Delivery shall be accepted by the Purchaser except as mutually agreed and confirmed in writing by the Purchaser in accordance with the procedures set out in the Clause headed `Amendments'.

     G. The Purchasers shall be entitled to purchase Systems from the Contractor through the Agent, as well as on a turnkey basis. The Parties' and the Purchaser's obligations for turnkey purchases shall be the same as provided under this Agreement; plus the reasonable additional payment and performance obligations set forth in Exhibit E to this Agreement, which exhibit shall be negotiated in good faith and diligently by the Parties after the Effective Date and then incorporated into this Agreement.

     H. If any Purchaser receives a bona fide offer from a third party (the "Bona Fide Offer") to purchase the Systems in connection with a liquidation of such Purchaser, such Purchaser shall (i) provide the Contractor with written notice of such Bona Fide Offer (the "Offer Notice"), which shall include, among other things, a copy of such Bona Fide Offer and (ii) shall offer the Contractor the right to purchase the Systems at the same price and on the same terms and conditions as the Bona Fide Offer. The Contractor shall have ten (10) days from receipt of the Offer Notice (the "Notice Date") to accept the offer from the Purchaser. If the Contractor has rejected or failed to accept such offer within such ten (10) day period, Purchaser may sell such Systems to the party making the Bona Fide Offer, pursuant to the terms of the Bona Fide Offer and shall have no further obligations to the Contractor as to that liquidation.

     I. During the initial five (5) year term of the Contract, C&W -through the Group Companies shall be obligated to purchase in the aggregate U.S. Three Hundred Fifty Million Dollars ($350,000,000) of Systems at the Contract Prices and may, during the term of the Contract, purchase additional Systems at the Contract Prices, subject to (a) rights of termination for default and (b) the purchase obligation reduction set forth in this Clause 3(I). The Parties acknowledge that it is the business objective of the Contractor to be at the forefront of development of leading edge optical cross-connect and related technology and that the Contractor's competitive technology position is a key reason for C&W's selection of the Contractor as a vendor. If though, during the term of the Contract, the Contractor does not maintain a technological edge so that there exists in the market superior technology unmatched by the Contractor, then C&W may reduce the purchase obligation under the Contract to U.S. Two Hundred Million Dollars ($200,000,000) and the discount specified in (1)(a) of the definition of Contract Price and amount due to the Contractor shall be adjusted at the end of the initial term of the Contract. At the end of the intial term of the Contract, the aggregate purchases under the Contract shall be determined, and the applicable purchase discount under 1(a) of the definition of Contract Price shall be adjusted as follows. If the aggregate purchases under the Contract equal or exceed $350,000,000, then 1(a) of the definition of the Contract Price shall not change and no additional sums shall be due to the Contractor. If the aggregate purchases total between (***) and (***) then the discount to be applied under 1(a) of the definition of Contract Price shall be (***), and C&W shall refund promptly to the Contractor the difference between amounts paid to date based on (***) discount and those same amounts based on a (***) discount. If the aggregate purchases total between (***) and (***), then the discount to be applied under 1(a) of the definition of Contract Price shall be (***), and C&W shall refund promptly to the Contractor the difference between those amounts paid to date based on a (***) discount and those same amounts based on a (***) discount. If the aggregate purchases total between (***) and up to (but not including) $350,000,000, then the discount to be applied under 1(a) of the definition of Contract Price shall be (***), and C&W shall refund promptly to the Contractor the difference between those amounts paid to date based on a (***) discount and those same amounts based on a (***).

     J. The Contractor acknowledges and agrees that the Contract is not an exclusive contract and that the ordering and/or purchasing of optical cross-connect technology from any other vendor(s) does not constitute a breach of the Contract. The Group Companies shall also have the option, in satisfaction of the foregoing purchase obligation and any additional purchases, to purchase, in lieu of Systems, newer equipment of the Contractor that constitutes a suitable replacement for Systems.

     K. The acceptance of the initial Purchase Order placed by the Agent may be conditioned upon (i) the parties reaching, after diligent and good faith negotiations, commercially reasonable terms for the protection of the Contractor's Confidential Information and Intellectual Property Rights; and
     (ii) the Agent agreeing in writing to be bound by relevant obligations of a Purchaser under this Agreement. The Contractor acknowledges and agrees that the purpose of this Clause is to protect the Contractor's proprietary information; and that this Clause shall not and is not intended to confer a right on Contractor to renegotiate the terms of the Contract.

     L. Each Purchaser, by placing a Purchase Order, agrees to and shall be bound by all obligations of a Purchaser hereunder; however, such obligations shall not extend to the obligations of C&W or any other Purchaser hereunder.CLAUSE 4 DOCUMENTATION AND SPECIFICATIONS

     A. The Contractor shall supply Documentation to the Purchaser with each delivery of the related deliverable (System, upgrade or other deliverable) under the Contract or as may be reasonably requested by the Purchaser, in hard or soft copies or both if reasonably available, including a CD ROM version, as a part of the Contract Price and not at an additional charge, in the English language in the number of copies and format agreed between the parties not to exceed two (2) sets of documentation per System when ordered as a separate line item. The Documentation is more specifically identified in the Exhibit G entitled `Documentation'.

     B. Any drawings or documents held by the Contractor shall be retained during the lifetime of the Systems to enable the Contractor to supply any replacement parts and/or extensions to the Systems.

     C. The Contractor shall furnish to the Purchaser Documentation completed in sufficient detail to enable the Purchaser to operate the System properly.

     D. All System Documentation supplied shall be referenced against a specific Software or Hardware release.

     E. Any omission, inconsistency or ambiguity in detail and/or description in any Documentation provided under the Contract shall be corrected by the Contractor without delay without cost to the Purchaser, and replacement Documentation shall be provided promptly by the Contractor at no cost to the Purchaser.

     F. The Contractor shall be responsible for any significant discrepancies, errors or omissions in the Documentation, whether the Documentation has been approved by the Purchaser or not, provided that such discrepancies, errors or omissions are not due to inaccurate drawings or information and decisions supplied in writing to the Contractor by C&W.

     G. The Contractor shall provide to C&W and the Purchasers documentation that identifies for Hardware and Software and services
         (i) part numbers to enable cataloguing, (ii) descriptions, (iii) list prices (in accordance with Exhibit A or Clause 12(H), as applicable),
         (iv) discounted prices and (v) System configurations as available. So that such information is current, the Contractor shall update this documentation regularly or as often as the Purchaser or C&W requests.

     CLAUSE 5  INTENTIONALLY LEFT BLANK

     CLAUSE 6  QUALITY

     A. No later than December 31, 2000, the Contractor shall implement and shall maintain throughout the term of this Contract a quality system conforming to the requirements of ISO 9001 (or an equivalent standard approved by C&W, such approval not to be unreasonably withheld). In the event the Contractor receives any notice of nonconformance to ISO 9001 from the ISO registrars, Contractor shall immediately advise C&W and promptly provide C&W with (i) the list of details of nonconformance and (ii) the detailed plan submitted to the ISO registrars including timelines and goals to achieve compliance with ISO 9001.

     B. At no cost to C&W (or a Group Company designated by C&W), the Contractor shall give C&W, or a designated Group Company, reasonable access, to the extent reasonably possible, to the Contractor's manufacturing locations, inspection records and test records to audit the effective operation of the quality system throughout the Contractor's performance of its obligations under the Contract.

     C. If C&W (or a Group Company designated by C&W), so requests, the Contractor shall promptly submit to C&W as part of the Works a quality plan setting out the specific quality practices, resources and activities relevant to the Contractor's performance of its obligations under the Contract.

     D. C&W, itself or through a designated Group Company, may, but is not obligated to, perform a quality inspection and carry out quality tests on all or any part of the Systems at any stage during the Contract. The Contractor shall, to the extent reasonably possible, give C&W free and safe access to parts of its premises or those of its subcontractors concerned with the implementation of the Systems and, at C&W's reasonable cost, shall provide C&W with such inspection facilities, testing apparatus and services as C&W may reasonably require.

     E. In addition to the foregoing rights, C&W, or a Group Company designated by C&W, shall also have the right, but not the obligation, at C&W's cost, to conduct such laboratory tests of the Systems as it deems appropriate in C&W's designated laboratory facilities, which shall be reasonably acceptable to the Contractor.

     F. If an inspection or test conducted by C&W, or a Group Company designated by C&W, reveals that all or any part of the Systems will not fulfill the requirements of the Specifications or that a Specification is deficient, C&W, or a Group Company designated by C&W, shall notify the Contractor of such deficiencies. For the avoidance of doubt, such notice shall not relieve the Contractor from any liability or obligation under the Contract. If a Specification is revealed to be deficient, then the Parties will diligently and in good faith work toward a reasonable resolution of the Specification problem.

     G. As to any release of the Works, prior to issuance by C&W, or a Group Company designated by C&W, of a Fit For Use Certificate (as defined in Clause 8(C)), C&W, or a Group Company designated by C&W, shall be entitled to reject any Systems, in whole or in part, which do not conform to the Specifications or otherwise fail laboratory acceptance tests of C&W, or a Group Company designated by C&W.

     CLAUSE 7  TYPE APPROVALS

     A. The Contractor shall, (***), obtain any type approvals or equivalent approvals required for the Systems or any part of the Systems (***) of the Site.

     B. The Contractor shall promptly provide C&W, or a Group Company designated by C&W, with all relevant documentation relating to type approval for the Systems and such shall be deemed to be Documentation under this Contract. C&W shall have the right but not the obligation to approve such documentation and, if not reasonably satisfied, to require the Contractor to carry out additional type approval tests to satisfy type approval requirements.

     C. Upon satisfaction of type approval requirements, C&W, or a Group Company designated by C&W, shall issue to the Contractor a certificate stating that the Systems at issue are fit for use (the "Fit For Use Certificate").

     CLAUSE 8  PRE-SHIPMENT TESTS

     A. Before each portion of the Systems is shipped, the Contractor shall carry out the Pre-Shipment Tests, a listing of which shall be supplied to C&W, or a Group Company designated by C&W, in advance. If C&W, or a Group Company designated by C&W, reasonably considers that the proposed Pre-Shipment Tests are not sufficient, then the Contractor shall make appropriate amendments to such schedule to satisfy C&W at no additional cost to C&W.

     B. C&W reserves the right for itself, or a Group Company designated by C&W, to be present at and to participate in the Pre-Shipment Tests and the Contractor shall give adequate notice of the commencement of the Pre-Shipment Tests.

     C. Upon successful completion of the Pre-Shipment Tests, the Contractor shall issue a Pre-Shipment Test Completion Certificate to the Purchaser for such tested portions of the System.

     D. In the event that the Contractor manufactures a part of the Systems or utilizes an item of equipment which does not fully comply with the Specifications, the Contractor may apply to C&W for a Concession in accordance with the Clause headed `Amendments'.

     CLAUSE 9  DELIVERY, INSURANCE, RISK AND TITLE

     A. The Systems shall be properly and suitably packed by the Contractor to ensure that they reach the destination designated by the Purchaser or the Agent in good condition having due regard to the nature of the Works and the climatic and other conditions prevailing both during delivery and at the designated destination.

     B. NO (***) SHALL BE MADE WITHOUT THE PURCHASER'S EXPRESS, PRIOR WRITTEN CONSENT.

     C. The Contractor shall be responsible for delivering the Systems DDP, VAT unpaid to the designated destination in accordance with INCOTERMS 2000 and shall insure the same accordingly. The Purchaser or the Agent shall reimburse the Contractor for those direct costs and expenses incurred for shipping the Systems from the Contractor's facility to the designated destination, including all delivery, carrier insurance, worldwide transit coverage, export, import, tariff and similar expenses but excluding costs of due diligence, corrective actions, fines, penalties and the like due to the acts or omissions of the Contractor or any person or entity for which it has responsibility. If delivery of a System VAT unpaid is not permitted under applicable law, then the VAT shall be paid by the Contractor and the VAT, without mark-up, shall be reimbursed by the Purchaser or Agent under this Clause 9(C).

     D. If the designated destination is the Site and the Purchaser's Site manager has been identified to the Contractor, then the Contractor shall notify such Site manager in writing, with a copy to the Purchaser at the notice address set forth in this Agreement or such other address as the Purchaser shall specify, before the delivery of the Systems of the shipment with reference to the controlling Purchase Order. Where relevant the notification shall include the carrying vessel or flight number, the air waybill, the number and size of cartons and a brief description of the items being delivered.

     E. Following the delivery of the Systems to the designated destination, the Contractor shall submit to the Purchaser, with a complete copy to the invoicee and the Agent and notice to C&W (for purposes of tracking aggregate purchases), a shipping document (with an original signature upon request) detailing the Systems shipped and stating, among other things: (a) the Contractor's name and, where appropriate, sub-supplier's name; (b) the country of origin; (c) the port of loading; (d) the country of final destination; (e) the company vessel or flight number; (f) the metric net and gross weights of each case, carton or package; (g) the quantity and description of the Systems; and (h) the address of the designated destination. Each case, carton or package shall show the Purchaser's name, the address of the designated destination, the Contract reference, the Contract number and/or the Purchase Order number.

     F. If the Contractor delivers any Systems more than (***) prior to the time period set forth in the applicable Purchase Order, the Purchaser or the Agent, as the case may be, may charge the Contractor the reasonable and actual costs of storage, handling and insurance incurred by the Purchaser or the Agent. All charges made pursuant to this Clause 9(F) shall be invoiced to the Contractor with express reference to the controlling Purchase Order.

     G. If the delivery of the Systems is delayed for reasons other than Force Majeure, the Purchaser reserves the right to stipulate in writing that all or part of the Systems so delayed be air freighted to the designated destination, with any excess cost borne by the Contractor without pass-through or reimbursement, if any such delay is likely to materially prejudice the scheduled date of completion of the project of which such Systems are a part.

     H. Subject to the Purchaser's or Agent's reimbursement obligations under Clause 9(C) above and except where such obligations have expressly been assumed by the Purchaser or the Agent, the Contractor shall be solely responsible for all importation activities associated with the Systems or any part of the Systems into the country of the designated destination. Subject to the prior express agreement of the Contractor and Purchaser, such agreement not to be unreasonably withheld, a local Group Company may be used and cited as the importer of record. The Contractor shall inform the Purchaser or the Agent, as appropriate, of known applicable import and export laws, rules and regulations in order to facilitate the delivery of the Systems to the designated destinations. The Purchaser recognizes the value of sharing information it may have to facilitate deliveries and, where it deems prudent, shall do so but without in any way assuming, waiving or limiting the due diligence and other obligations of the Contractor or the Agent. The sharing of information by a disclosing party shall in no case be deemed to be the rendering of legal advice nor absolve the receiving party of its independent duty to verify such information. Unless applicable export regulations and other law state to the contrary or unless such duty is assumed by the Agent, the Contractor is responsible for obtaining all export licenses and permits.

     I. The Contractor shall insure the Systems with a reputable insurance company on an "all risk" basis against all loss or damage, and shall lodge and pursue to conclusion all claims arising prior to title passing in such Systems.

     J. Title and risk of loss in the Systems shall pass from the Contractor to the Purchaser (or the Agent if applicable) upon (***) of the Systems to (***) of the (***) as set forth in Clause 9(C).

     CLAUSE 10  SYSTEM INTERWORKING

     A. In addition to the Contractor's obligations with regard to System Interworking under the Specifications or other terms of the Contract, the Contractor shall, when requested by the Purchaser in writing, provide the Purchaser with external interface specifications (including protocols, data formats and connectivity architecture) relevant to the request and shall promptly discuss with the Purchaser any changes which need to be made to the System to ensure such System Integration is satisfactorily effected.

     B. The Purchaser may provide such external interface specifications to third parties involved in the integration and/or maintenance of the Systems and Existing Network, as agreed to in writing by the Contractor, and such approval rights shall be conditioned on their not being unreasonably withheld, conditioned or delayed, and shall be available only so long as withholding or conditioning does not materially and adversely affect the Purchaser's ability to have integration and maintenance services timely performed or cause the Purchaser to breach an existing contract for such services. Such disclosure shall further be subject to the provisions of the Clause headed `Confidential Information' and provided further that such third party enter a Confidentiality Agreement in the form attached hereto as Exhibit H-1.

     C. At the reasonable request of the Purchaser, the Contractor agrees to co-operate with the Purchaser's other suppliers and/or customers from time to time to assist the Purchaser in resolving any integration problems specific to the Purchaser, at the cost of the Purchaser (unless such response is warranty-related).

     CLAUSE 11  INTENTIONALLY DELETED

     CLAUSE 12  PRICE AND PAYMENT

     A. The Purchaser or the Agent shall pay amounts due and payable under the Contract pursuant to an agreed form of detailed invoice, accompanied by agreed substantiation, import documentation (where applicable) and such other documentation as is mutually agreed by Purchaser and Contractor. Invoices shall be submitted to the address shown on the applicable Purchase Order.

     B. (1) Each Contract Price and each list price on Exhibit A is a firm maximum price and shall not be exceeded except as a result of amendment to the Contract made in accordance with the Clause headed `Amendments'.

         (2) If the (***) any (***) or (***) a (***) that is (***) a (***) on
(***), then, (***) and without the (***), such (***) the (***) the (***) is
(***).

         (3) If a (***) from the (***) a (***) or (***) (other than (***)) for
(***) and/or (***) that is (***), then, (***) and without the (***), the (***)
shall be (***) such (***) and (***) at the (***),(***) or (***).

         (4) (***) shall have (***) to (***) the (***) to (***) with a (***)
with the foregoing (***) the (***) and (***) per (***), at its (***), to (***) a (***) to (***) to (***) the (***) and (***) of the (***). Any (***) pursuant to this Clause 12(B) (***) to (***) the (***) as (***) pursuant to the (***) of (***), attached hereto as (***), and may (***) to (***) the

(***) that the (***) has (***) or (***) with this Clause, the applicable dates upon which any such (***) occurred and the (***) in (***) and (***) up to and including the (***) but shall not (***) the (***) of the (***) or any other (***) not directly related to this Clause. If the (***) a (***), then the (***) shall (***) to the (***), the (***) of the (***) at the (***) of (***) from the (***) to the (***).

     C. All amounts payable under the Contract shall be exclusive of value added or other applicable sales taxes (if any) and import duties, which shall be paid at the rate and in the manner for the time being prescribed by law and, if paid by the Contractor on behalf of the Purchaser, shall be passed on to the Purchaser at cost with no mark-up. If required to do so by relevant law, the Purchaser shall deduct any taxes (including, without limitation, withholding taxes), duties or charges from any payments to be made to the Contractor under the Contract.

     D. Where prices specified in the Exhibits or Purchase Orders are stated as estimates, the prices paid post delivery shall not exceed the amount of such estimate, as confirmed on the Purchase Order unless otherwise expressly agreed by the parties in writing.

     E. All payment, purchase order and invoice amounts shall be in U.S. Dollars. Payments shall be made to the address set forth in the invoice, either by check or electronic transfer at the Purchaser's sole option.

     F. Invoices together with supporting documentation shall be submitted in accordance with Clause 12(A) above. Payment for Systems properly delivered and invoiced shall be due forty-five (45) days from date of receipt of invoice.

     G. Past due payments under the Contract will begin accruing interest at the rate of (***) from the date due until paid.


     CLAUSE 13  LIABILITY AND INDEMNITY

     A. Except for Claims resulting from any suit, claim or proceeding as set forth in Clause 24 (Intellectual Property Rights Indemnity), C&W, Purchasers and Contractor agree that C&W and Purchasers shall not be liable to Contractor and Contractor shall not be liable to either Purchasers or C&W for any lost profits, incidental, punitive, consequential, indirect or special loss or damage arising from or in any way connected with the Contract; provided, however, that if the law of any jurisdiction applicable to this Contract does not permit such damages to be completely disclaimed, this Clause shall be interpreted as necessary to give the affected entity the full benefit of any disclaimer or limitation of said damages as permitted under such law.

     B. Except for Claims resulting solely from the gross negligence or willful misconduct of a Group Company, its employees, officers, directors and agents (other than Agent), the Contractor agrees to indemnify the Group Companies from and against any and all Claims awarded against, incurred by or paid or payable by a Group Company as a result of:

          (a)  any injury to or death of any person;

          (b)  any loss of or damage to any property;

          (c) any claim for infringement of health and safety legislation and regulations; and/or

          (d) any other loss or damage (other than lost profits, incidental, punitive, consequential, indirect or special loss or damage which is expressly excluded in sub-clause A of this Clause);

Arising out of the negligent, willful or unlawful act or omission or default of the Contractor, its employees, officers, directors, agents and contractors.

     C. Each of C&W, Purchasers and the Contractor shall either (1) take out and maintain for the term of the Contract insurance coverages, with a reputable insurance company against the liabilities referred to in the Contract and against all actions in respect thereof or (2) maintain adequate self insurance for the liabilities referred to in the Preceding Clause. Any insurance policy shall, among other things, (i) be written on an occurrence basis (unless precluded by law, in which event coverages shall be maintained without interruption for a period of five (5) years after the termination of the Contract), (ii) if it is Purchaser's or C&W's, note the interests of Contractor, or if it is Contractor's, note the interests of C&W or Purchaser, as applicable, and (iii) as to C&W's, Purchaser's and Contractor's respective obligations, be primary as to any coverages carried by the additional insureds. Where requested in writing, Purchaser, C&W or Contractor shall provide the other with written evidence of the insurance coverages obtained. Insurance coverages shall not limit or negate the indemnities provided under this Contract.

     D. C&W agrees to indemnify the Contractor against those direct losses or damages (other than consequential, indirect or special loss or damage, which are expressly excluded under sub-Clause A of this Clause) by reason of third party claims made against the Contractor only because of the presence of a System of the premises of a Purchaser and where there exists no fault of the Contractor, its employees, officers, directors, agents or contractors.

     E. The limitations of liability and indemnities contained in this Clause and in Clauses 24 and 25 shall survive and remain in full force and effect notwithstanding any termination or expiration of the Contract.

     CLAUSE 14  CONTRACTOR'S LIABILITY FOR DELAY

     A. If a delivery of Systems or portion of a Purchaser-approved partial delivery is delayed beyond (***) from the scheduled Date of Delivery in accordance with Clause 3(C), as adjusted for Force Majeure, the Contractor shall pay to the Purchaser (***) of the applicable Purchase Order (or, for a Purchaser-approved partial delivery, (***) of the unusable portion set forth on the applicable Purchase Order) per day for each day beyond such (***) until delivery is made, as liquidated damages and not as a penalty; provided, however, that such liquidated damages shall not exceed the cost of (***) of the Purchase Order (or, for a Purchaser-approved partial delivery, the unusable portion of the Purchase Order). If the Contractor fails to deliver such System within (***) of the designated Date of Delivery, as adjusted for Force Majeure, then the Purchaser may, without liability, terminate such Purchase Order, and the Contractor shall pay the liquidated damages accrued to the date of termination within (***) after the date of such termination.

     B. No payment of liquidated damages shall be due pursuant to Clause 14(A) if (i) the delivery is delayed through no fault of Contractor or its subcontractors or (ii) the delay is a result of the System not being approved by C&W, or a Group Company designated by C&W following successful lab testing.

     C. The payment of liquidated damages shall not relieve the Contractor of its obligation to complete and deliver the Systems or from any other liability or obligation under the Contract, other than for the specific delay, nor shall payment of liquidated damages limit the Purchaser's other rights under this Contract including, without limitation, the rights under Clause 25.

     CLAUSE 15  CONTRACTOR'S REPRESENTATIONS AND WARRANTIES

     A.  The Contractor represents and warrants to C&W that:

          (a) each of the Systems shall provide the intended facilities and functions and perform in accordance with the Specifications;

          (b) the possession and use of the Systems and any Source Technology by the Purchaser shall not infringe any Intellectual Property Rights of any third party;

          (c) it shall act in good faith and in a commercially reasonable manner in performance of its obligations under this Contract;

          (d) the Systems shall not cause any degradation in the operation of the Existing Network or cause the Existing Network to cease to comply with any type approvals or standards applicable at the time the Systems are provided;

          (e) it is a company duly incorporated under the laws of Delaware and has the corporate power and authority to accept the terms of the Contract and to perform its obligations thereunder;

          (f) any Software supplied contains no viruses or other contaminants or devices including, without limitation, bugs, worms, logic bombs, Trojan horses or self-propagating or other programs that may cause malfunctions or damage to or erase the Software or data contained therein or any other software or data;

          (g) the Intellectual Property Rights in the Source Technology and the Licensed Software are vested in the Contractor or its licensors and the Contractor is authorized to grant the licenses to use the Source Technology and the Licensed Software under the Contract;

          (h) except as provided for in sub-clause (g) above, the Systems are the Contractor's original work and are not copied from any other work or materials, that no rights have been granted to others in respect thereof and that no third party has any right, title or interest in the Systems or any part thereof; (i) it has the full capacity to grant the License;

          (j) any Software supplied is capable of operating without degradation or failure in performance, functionality, output or otherwise in relation to any decimal based currencies or any combination of decimal based currencies including the euro and the euro symbol;

          (k) the System shall be free from defects in materials and workmanship under normal use;

          (l) upon its initial delivery, each System shall be new and unused (other than factory testing);

          (m) the System and each item of Hardware and Software is Year 2000 Compliant;

          (n) where the Existing Network is Year 2000 Compliant, the use of the Systems shall not adversely affect the Year 2000 Compliant status of the Existing Network; and

          (o) all individuals providing repair or maintenance services on behalf of the Contractor shall have received the appropriate Railroad Safety Training.

          B.   The representations and warranties of sub-clauses (a), (b), (d),
(j), (k), (m), (n) and (f) do not apply to any System that (a) has been altered, modified, or improperly repaired by someone other than the Contractor or its subcontractors; (b) has been the subject of misuse, negligence, accident, or improper storage or installation by someone other than the Contractor or its subcontractors; or (c) has been used or maintained in any manner other than in accordance with the Documentation. THE WARRANTIES CONTAINED IN THIS CONTRACT ARE IN LIEU OF ANY OTHER PRODUCT WARRANTY BY THE CONTRACTOR, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, WARRANTIES OF CORRESPONDENCE OF DESCRIPTION OF SAMPLES, SATISFACTORY QUALITY AND FITNESS FOR AN IDENTIFIED PURPOSE AND SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THE CONTRACT. CONTRACTOR NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY THAN THOSE SET FORTH IN THE CONTRACT. THE WARRANTIES EXPRESSED HEREIN SHALL NOT BE ASSIGNABLE TO ANY OTHER PARTY EXCEPT AS SPECIFICALLY PERMITTED UNDER THIS AGREEMENT.

     CLAUSE 16 PERFORMANCE WARRANTY A. The Contractor warrants to C&W and the Agent the performance of the Systems in accordance with the Specifications for the applicable Warranty Period. During the Warranty Period:

          (a) the Contractor shall promptly investigate the cause of any System that fails to meet the Specifications (or within 24 hours with no cure period if such non-compliance presents a material, adverse threat to the Purchaser's operations), including, without limitation, attendance at the Site and such other of the Purchaser's premises as may be necessary, and promptly repair such System according to the Specifications and the Purchaser's reasonable satisfaction or replace, without charge to the Purchaser, such System (or any component thereof) found not to be in accordance with the Specifications.

          (b) the Purchaser shall bear the cost of delivering to the Contractor any parts of the System which must be repaired or replaced. The Contractor shall bear the cost of delivering to the destination specified by the Purchaser the repaired or replaced parts or Systems in the most efficient manner.

          (c) if a System fails to operate in accordance with the Specifications and such failure cannot be rectified using the standard operational and maintenance procedures, upon notice the Contractor shall promptly send a specialist to the Site at the Contractor's expense and maintain him/her there at no cost to the Purchaser for so long as may be necessary to restore the System, provided that if such failure is likely to have a material adverse impact on the Purchaser, the specialist shall be sent within twenty-four (24) hours notice with no cure period or sooner if possible; and

          (d) if a new hardware or software feature is needed to conform the Systems to the Specifications, such new feature shall be implemented at no cost to the Purchaser. The absence of a charge shall not apply when the Purchaser has requested new functionality features.

     B. If the Contractor fails to remedy the faults within a reasonable time, taking into account the impact of any such fault on C&W's and the Purchaser's operations, the Purchaser may proceed to do the work at the Contractor's cost and expense. The costs reasonably incurred by the Purchaser shall be deducted from the Contract Price or be paid by the Contractor to the Purchaser within (***) of invoice.

     C. Default repair or emergency repair of Systems by or on behalf of the Purchaser pursuant to Clause 16(B) above in accordance with the Documentation and other relevant information supplied shall not invalidate or limit the Contractor's warranty provided that reasonable care is taken during such repair. The Purchaser shall immediately notify the Contractor of any emergency repairs to be undertaken.

     D. The period of warranty to apply on items repaired or replaced during the Warranty Period shall be (***) from the date of shipment of the repaired or replaced item or the balance of the applicable warranty period, whichever is longer.

     E. The Contractor shall reimburse the Purchaser's direct costs incurred as a direct result of errors or omissions in the Documentation.

     F.  If:

          (a) all or any portion of the Systems fails to be Year 2000 Compliant in any material respect; or

          (b) as a result of any act or omission of the Contractor or its subcontractors the Year 2000 compliance of the Existing Network is adversely affected in any material respect; or

          (c) where applicable, the combined Systems and Existing Network fails to be Year 2000 Compliant;

then the Contractor shall, upon notice, promptly (or within 24 hours with no cure period if such non-compliance presents a material, adverse threat to the Purchaser's operations), at no cost to the Purchaser, undertake and diligently pursue such action as is reasonably necessary to make the Systems Year 2000 Compliant, or to restore the Existing Network to its status prior to the relevant act or omission of the Contractor or its subcontractors, or to enable the combined Systems and Existing Network to be Year 2000 Compliant, as the case may be.

     G. Contractor shall provide support and repair and return service for the Systems as set forth in Exhibit I.

     H. If the Contractor fails to respond within the designated response periods under this Clause 16, then C&W or the Purchaser shall have the right to offset and/or recover all direct costs incurred by C&W or the Purchaser as a result of the Contractor's failure timely to respond.

     I. If Systems installation shall become the Contractor's responsibility through a turnkey amendment, then such turnkey amendment shall incorporate installation and performance warranties acceptable to the Parties.

     CLAUSE 17  PRODUCT SUPPORT

     A. For a period of ten (10) years from the first Date of Delivery under the Contract, the Contractor shall support the Systems including, without limitation:

         (a) timely supply of all spare and replacement parts to the systems integrator and/or the Purchaser or Agent at the then-current prices less any appropriate discounts;

         (b) the retention of the Documentation to enable any modifications or extensions to the Systems or its integration that may subsequently be required; and

          (c) Contractor shall offer maintenance and support to C&W and the Agent for Software pursuant to the Software Maintenance Agreement attached hereto as Exhibit J.

The Contractor shall notify the Purchaser and Agent at least six (6) months in advance of any termination of production and/or support to enable the Purchaser and Agent to review their positions, their future spares holding and to exercise any last buy opportunities.

     A. Upon cessation of support for the Systems, the Contractor shall supply to the Purchaser, without limitation, such drawings, designs and technical information as the Purchaser may reasonably require to enable it to continue to use, operate and control the Systems.

     B. The Contractor shall provide and deliver specialist higher level technical support to key Cable &Wireless markets in the U.S., U.K., Europe and Japan upon request by C&W or its designee. Dedicated Contractor optical network expertise includes optical switching network designers, network management software developers, restoration and efficiency planners, interoperability (including DWDM, ATM and IP networking) engineers. Dedicated support, at no charge to the Purchaser or C&W, shall be a minimum of three (3) qualified personnel, of which two shall be a project manager and technical sales engineer), per region. Support requested by C&W in excess of the dedicated personnel shall be at the rates stated in Exhibit A.

     CLAUSE 18  TRAINING SERVICES

     A. The Contractor shall provide the training courses at the prices detailed in the Exhibit A.

     B. Additionally, the Contractor shall provide training on a regular basis to meet the Purchaser's and the Agent's needs, including customized courses where required. Training, including hands-on facilities, shall, wherever possible, be delivered in, or as near as possible to the Purchaser's or Agent's preferred location.

     C. The Purchaser shall be responsible for any travel, lodging, and other fees incident to the attendance of its or the Agent's personnel at the Contractor's training courses.

     CLAUSE 19  HARDWARE, SOFTWARE AND HARDWARE/SOFTWARE DEVELOPMENT

     A. The Contractor shall keep the Purchaser and Agent reasonably informed of all relevant aspects of the Contractor's software development. The Purchaser shall forward to the Contractor requests for product development such that the Contractor may in its sole discretion incorporate reasonable requests in its software development plan.

     B. The Contractor shall report on a quarterly basis to the Purchaser and Agent the status of known software upgrades and of any future upgrades that have been planned since the last report.

     C. The Contractor shall in all events provide the Purchaser and the Agent with all maintenance upgrades to the Software during the Warranty Period and any period of purchased support at no charge to Purchaser or C&W. For the avoidance of doubt, the term "maintenance upgrades" shall mean any and all software (whether or not described as an upgrade, update or release) necessary to correct bugs, replace temporary maintenance fixes with permanent ones, or provide minor enhancements, but does not include software which provides substantial new functionality to the Software. The Contractor shall inform the Purchaser and Agent of any Hardware implications when upgrading Software at the earliest possible date. If any Hardware supplied and/or installed by the Contractor needs to be replaced to facilitate the Software maintenance upgrades identified above, then the new Hardware requirements shall be provided at the Contractor's sole cost.

     D. The Contractor shall ensure that all Software supplied will interwork, itself or by upgrade, with the (***) immediately preceding versions of the Systems. For purposes of the Contract, all releases issued though and including (***) of the Contract shall be deemed to constitute the Baseline Software

     E. and a single "version", and the Contractor guarantees continuing backward compatibility and interoperability of all future Software releases and support, at no additional charge, for the longer of the term of the Contract or the Software warranty period. To this end, the Contractor shall provide promptly on a routine basis, at no charge to the Purchaser or C&W, Baseline Software and all Hardware upgrades so that all of the System delivered to the Purchaser to date may be run at the same version. The Contractor shall invoice and the Purchaser shall pay for all additional functionality Software features beyond Baseline Software and for that Hardware necessary for such additional feature functionalities. For every release of Software and/or Hardware, the Contractor shall provide to C&W and the Purchaser a detailed itemized invoice identifying the Software maintenance upgrades, the feature upgrades, the Hardware related to Software maintenance upgrades, the Hardware related to additional feature functions and the prices invoiced for each.

     CLAUSE 20  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     A. C&W will act in good faith and in a commercially reasonable manner in performance of its obligations under the Contract. Each Purchaser represents and warrants at the time of its purchases that it will act in good faith in performance of its obligations under the Contract.

     B. C&W is duly organized and has the power and authority to accept the terms of the Contract and to perform its obligations hereunder. Each Purchaser, through its initial Purchase Order, will represent that at the time of purchase it is duly organized and has the power and authority to accept the terms of the Contract and to perform its obligations hereunder.

     C. Except pursuant to Clause 22(E), the Purchaser and C&W shall not, and shall not authorize any third party to, reverse compile, reengineer or disassemble or analyze the physical construction of the Systems (or any component thereof) for any purpose nor will a Purchaser or C&W reproduce the Software for the purpose of furnishing it to others except as authorized in writing by the Contractor. Purchaser and C&W shall not remove or destroy any copyright, logo, trademark, trade name, proprietary markings or confidentiality legends placed on or contained within the Systems, its containers or any related materials or Documentation. Purchaser and C&W shall comply with all legends that appears on or in the Systems, materials or Documentation to the extent consistent with the Contract and the intended use and purpose of the Systems.

     D. No copies of the Documentation shall be made except for internal operational use, and if the Documentation is installed on any intranet, access to the Documentation shall be limited in accordance with the Clause entitled "Confidential Information."

     CLAUSE 21 ESCROW

     A. At the request of C&W, the Contractor shall enter into an Escrow Agreement with the National Computing Centre (`NCC') in accordance with NCC's then prevailing terms and conditions, a current copy of which is attached for reference as Exhibit K entitled `Escrow'.

     B.   C&W shall pay any fees charged by the Escrow Agent.

     CLAUSE 22 LICENSE

     A. The Contractor hereby grants to the Purchaser a perpetual, irrevocable (except under the conditions of Clause 22(I) below), royalty-free, non-transferable and non-exclusive license to use and install the Licensed Software on and in conjunction with the Systems and/or the Existing Network.

     B. The Purchaser may make only so many copies of the Licensed Software as are reasonably necessary for operational security and use.

     C. The Purchaser may, with fourteen (14) days notice to the Contractor (or in the event of an emergency such notice in form and time as may be practicable), allow a permitted third party to use and install the Licensed Software for the purposes of providing services to the Purchaser.

     D. If any part of the Systems or the Existing Network becomes temporarily inoperable, then the License is deemed to apply to the use of the Licensed Software on other equipment which is under the Purchaser's control, without any additional payment to the Contractor but at the Purchaser's risk and expense (except where the Systems are defective), until the Systems and/or Existing Network becomes operable.

     E. Except as permitted under this Clause or under Clause 16(B), the Purchaser shall not alter or modify the whole or any part of the Licensed Software nor, other than in connection with the creation of any necessary interfaces or to ensure interoperability with software already installed in the Purchaser's network management systems and with other vendor's platforms in order to meet operational objectives, decompile, disassemble or reverse engineer the object code of the Licensed Software.

     F. If any part of the Licensed Software delivered to the Purchaser is not owned by the Contractor:

          (a) the Contractor shall notify the Purchaser and Agent of that fact; and

          (b) the Contractor grants to the Purchaser a sub-license to such third party software with the same rights and subject to the same restrictions as the Contractor, such restrictions having been notified to the Purchaser prior to the Effective Date.

     G. The Parties may from time to time by mutual agreement extend the scope of the licenses granted hereunder.

     H. Subject to Clause 22(I) below, any termination or expiration of the Contract shall not operate so as to terminate the License.

     I. Notwithstanding Clause 22(H) above, the license granted under Clause 22(A) above may be terminated immediately by the Contractor in the event of the Purchaser's breach of Clause 22(E) or 20(C) above.

     CLAUSE 23  INTELLECTUAL PROPERTY

     A. The Contract Price includes all amounts which may be payable (including, without limitation, royalties) in respect of the Intellectual Property Rights on or in respect of the Systems.

     B. The Purchasers and C&W acknowledge that all Intellectual Property Rights in the Source Technology and the Licensed Software are vested, and shall remain vested, in the Contractor or its licensors.

     C. C&W, Purchasers and Contractor recognize that New Technology may arise during the course of their association under the Contract. If any New Technology is deemed by the entity that created it to be deserving of intellectual property protection, then that entity is responsible for taking steps to protect any interests it may have in such New Technology and may refuse to disclose such during its pursuit of Intellectual Property Rights in the same.

     CLAUSE 24  INTELLECTUAL PROPERTY RIGHTS INDEMNITY

     A. The Contractor agrees to indemnify, hold harmless and defend (with counsel acceptable to C&W) the Group Companies and their officers, directors, employees and agents without limitation from and against any and all liability, loss, damage, costs and expenses (including legal expenses on a solicitor and own client basis) awarded against, incurred by or paid or payable by the Purchaser resulting at any time from any IPR Claim.

     B. This indemnity shall not apply to any infringement resulting directly and solely from any amendments, modifications or enhancements of the Systems or the Source Technology undertaken by the Purchaser without license or right to use.

     C.  C&W or the Purchaser, as applicable, agrees that:

         (a) C&W or the Purchaser shall promptly notify the Contractor in writing of any IPR Claim;

         (b) C&W or the Purchaser shall not knowingly make any admission as to liability or agree to any settlement of or compromise any IPR Claim without the prior written consent of the Contractor; and

         (c) the Contractor shall, at the Contractor's request and expense, be entitled to conduct all negotiations and litigation arising from any IPR Claim subject to reasonable consultation with the Purchaser. The Purchaser and C&W shall, at their election and at the Contractor's request and expense, reasonably cooperate with the Contractor in connection with such negotiations and litigation. If the Contractor fails to mount a defense on a timely basis such that C&W and/or the Purchaser may be at risk of liability under any IPR Claim, C&W may conduct the litigation at the expense of the Contractor, including, without limitation, reasonable attorneys fees.

     D. Without prejudice to any other provision of the Contract, if any IPR Claim is made, or in C&W's or the Purchaser's reasonable opinion is likely to be made, against C&W and/or the Purchaser, the Contractor shall act promptly and diligently pursue at its own expense to:

          (a) modify the affected Systems or replace portions thereof (without detracting from its overall performance and while still complying with the Specifications) including rewriting, modifying or replacing the Documentation (without detracting from its clarity and effectiveness) in order to remove the infringement of Intellectual Property Rights; or

          (b) procure for the Purchaser the right to continue to use the relevant Systems and/or Source Technology in accordance with the Contract; or

          (c) in the event that neither (a) nor (b) above can be achieved within a timeframe acceptable to the Purchaser, purchase from a third party and provide to the Purchaser alternative Systems and/or Source Technology that shall perform the functions of the affected Systems to a standard acceptable to the Purchaser.

     E. If the Contractor does not perform any of the actions listed above, C&W may, without prejudice to its other rights and remedies, terminate the Contract immediately by reason of the Contractor's material breach and the provisions of the Clause headed `Termination' shall apply.

     CLAUSE 25  TERMINATION

     A. C&W has the right, without prejudice to its other rights or remedies, to terminate the Contract immediately, by written notice to the Contractor, if the Contractor is in breach of any of its obligations under the Contract and either fails to remedy that breach within thirty (30) days after receipt of written notice of such breach from the Purchaser, C&W or its designee, unless a shorter cure period is specifically prescribed in the Contract for such breach (e.g., emergency response), in which case such shorter cure period shall control. If such breach is unable to be remedied despite prompt and diligent efforts of the Contractor to remedy such breach within the governing cure period, then C&W may agree to extend the cure period for a reasonable period of time. . Persistent breaches of the Contract by the Contractor, whether or not individual breaches have been cured, may be deemed by C&W to constitute material breach, entitling C&W to terminate on seven days' notice without any right to cure. C&W or a Purchaser may determine that a breach does not merit termination; however, such a decision by C&W or a Purchaser shall not constitute a waiver of any other breach or limit in any way C&W's or a Purchaser's other rights or remedies.

     B. The Contractor has the right, without prejudice to its other rights or remedies, to terminate the Contract immediately, by written notice to C&W if C&W is in material breach of its obligations under the Contract and fails to remedy that breach within thirty (30) days after receipt of written notice of such breach from the Contractor. In addition, the Contractor has the right to terminate the applicable Purchase Order immediately and seek recourse against the Purchaser if the Purchaser is in material breach of its obligations under the Contract and the Purchaser or C&W fails to remedy such breach within thirty (30) days after receipt by the Purchaser and C&W of written notice from
                                                ---
the Contractor of such breach. If any breach under this Clause 25(B) is unable to be remedied within the governing cure period despite prompt and diligent efforts of the Purchaser or C&W to remedy such breach within the governing cure period, then the Contractor may agree to extend the cure period for a reasonable period of time.

     C. If C&W, any Purchaser or the Contractor is prevented by Force Majeure from performing its obligations for a period longer than (***), or such other time as may be agreed by C&W or Purchaser, as the case may be, and Contractor, the other Party shall be entitled to terminate the Contract by giving (***) notice in writing to the party claiming Force Majeure delay.

     D. Each Party has the right to terminate the Contract immediately by written notice to the other Party if an Insolvency Event occurs to the other Party.

     E.   If C&W terminates the Contract for breach or insolvency,,

          (1) the Contractor shall cease work with respect to the Contract forthwith and shall be entitled to receive from the Purchaser the unpaid portion of the Contract Price for those Systems (in accordance with the Specifications) that have been delivered to the Purchaser (but not to the Agent) to the date of termination and that portion of a Contract Price that cannot be recouped by the Contractor for those accepted Purchase Orders in production for more than thirty (30) days at the time of termination , less all amounts which C&W or any Purchaser may withhold or offset pursuant to the Contract, and

          (2) C&W shall be entitled, in addition to any other rights or remedies available to it, to recover all damages incurred by it or the Purchaser as a result of the breach (subject to the provisions of Clause 13 (A)).

     F. If the Contractor terminates the Contract pursuant to Clause 25, after taking into account amounts previously paid by the Purchasers and C&W under the Contract and, in an Insolvency Event, subject to the priorities established by applicable insolvency law, C&W or the Purchaser, as applicable, shall pay to the Contractor the Contract Price for those Systems which have been completed in accordance with the Specifications at the date of termination less all amounts which C&W or a Purchaser may withhold or offset pursuant to the Contract.

     G. If the Contract is breached by a Party or a Purchaser for reasons of Force Majeure and consequently terminated as provided in Clause 25(C), then neither Party nor any Purchaser, as applicable, shall be liable to any entity under this Agreement for loss or damage to the extent resulting directly and solely from the event of Force Majeure.

     H. Notwithstanding anything to the contrary contained in the Contract, the liability of C&W and the Purchasers, jointly and severally, shall be limited to the unpaid portion of the Contract Prices for those Systems that have been accepted and delivered to the Purchaser (but not the agent) in accordance with the Contract plus that portion of a Contract Price that cannot be recouped by the Contractor for those accepted Purchase Orders in production for more than thirty (30) days, less all amounts that C&W or a Purchaser may withhold or offset under the Contract.

I. Any termination or expiration of the Contract shall not affect any accrued rights or liabilities of either Party or Purchaser, nor shall it affect the coming into force or the continuance in force of any provision of the Contract which is expressly or by implication intended to come into or continue in force on or after such termination.


     CLAUSE 26 AMENDMENTS

     A. Any amendment to the Contract, including without limitation a Concession, shall not be binding on the Parties unless it is set out in writing in accordance with this Clause and executed by the Parties.

     B. Either Party may request an amendment at any time. If one Party requests an amendment:

          (a) the Parties shall discuss the proposed amendment on an informal basis, and such discussions shall be without prejudice to the rights of either Party;

          (b) if C&W is the Party requesting the amendment and proposes to materially amend the Specifications or the Works, the C&W shall request a written quotation for the work and the Contractor shall, within fourteen (14) days of receipt of the quotation, provide a written statement describing the impact, if any, of the proposed amendment together with a written quotation for the work;

          (c) if the Contractor is the Party requesting the amendment and proposes to materially amend the Specifications or the Works, the Contractor shall request a written acceptance for the work and C&W shall respond as soon as may be practicable after receipt of the request; however, in no event shall acceptance be deemed to have occurred by reason of C&W's failure to respond;

          (d) if the Parties agree to proceed further with a proposed amendment, C&W shall prepare a written contract amendment and submit it to the Contractor for countersignature.

     C. An amendment shall become effective when signed by both Parties. Unless otherwise agreed in writing, the Parties shall continue to perform their obligations under the Contract pending negotiation and, where applicable, signature of the amendment.

     D. The grant of a Concession shall not relieve the Contractor from any other liability or obligation under the Contract.

     E. Any Party's decision with respect to amendments (including without limitation the granting of a Concession) is at its sole discretion.

     CLAUSE 27 OTHER CONTRACTORS AND SUB-CONTRACTORS

     A. In performing its obligations under the Contract, the Contractor shall:

          (a) co-operate with any other contractors and sub-contractors appointed by the Purchaser and not jeopardize or compromise their work; and

          (b) comply with reasonable directions given by C&W and/or a Purchaser from time to time.

     B. The Contractor shall not be liable for any failure to perform by C&W and/or a Purchaser or any of its contractors, except to the extent resulting from the acts or omissions of the Contractor, its employees, officers, agents or contractors.

     CLAUSE 28  CONFIDENTIAL INFORMATION

     A.   The Receiving Party undertakes to the Disclosing Party that:

          (a) it shall use Confidential Information of the Disclosing Party solely for the purposes of the Contract;

          (b) it shall reveal Confidential Information of the Disclosing Party only to those of its (i) employees or (ii) approved sub-contractors, in each case to whom disclosure is necessary for them to perform their duties under the Contract; and

          (c) it shall not disclose Confidential Information of the Disclosing Party to any third party without the prior written consent of the Disclosing Party, except to its professional advisors (such as auditors and attorneys) on a "need to know" basis.

     B. The foregoing obligations shall not apply to any Confidential Information which:

          (a) was known to the Receiving Party prior to receipt thereof from the Disclosing Party; or

          (b) is or becomes public knowledge other than by a breach of this clause; or

          (c) is received from a third party without breach of any other legal or contractual confidentiality arrangements; or

          (d) is required to be disclosed by any applicable regulation, law or government authority or by a court of competent jurisdiction (a "Disclosure Requirement") provided the Receiving Party shall use all reasonable endeavors to (i) give the Disclosing Party two (2) days notice in writing of such disclosure and (ii) disclose only such portion of the Confidential Information as is required to be disclosed; or

          (e)  as provided under Clause 10.

     C. Each Receiving Party shall ensure that its employees and sub-contractors comply with the confidentiality obligations contained in this Clause and are bound by terms and conditions of use and non-disclosure and use at least as onerous as those contained herein. Each Receiving Party shall be responsible for any breach of such agreement.

     D. A party may share any Confidential Information with an Affiliate (as defined in the Confidentiality and Non-Disclosure Agreement between C&W and Tellium dated as of June __, 2000 (the "Global NDA"), a copy of which is attached hereto as Exhibit H-2) of such party pursuant to the terms and conditions of the Global NDA.

     E. The confidentiality obligations contained in this clause shall remain in full force and effect for a period of (***) from any termination or expiration of the Contract.

     F. If the Contract is terminated or expires, the Receiving Party shall return or destroy at the Disclosing Party's request all Confidential Information of the Disclosing Party.

     G. Subject to the Non-Disclosure Agreement, dated as of May 18, 2000, by and between the Contractor and the Agent, the Contractor will provide the Agent with all information of Contractor's that is necessary for Agent to integrate and guaranty end-to-end performance of the Systems, maintenance and support roles.

     CLAUSE 29  PUBLICITY

     A. The Contractor, the Purchasers and C&W shall not (and shall ensure that their employees, agents and sub-contractors shall not) advertise or make any public announcement in respect of the Contract without the express written consent of, in the case of C&W and Purchaser, Contractor or in the case of Contractor, C&W. Such consent shall not be unreasonably withheld, except (i) pursuant to a Disclosure Requirement or (ii) if a request for consent has been submitted to the other party and the other party has not responded within fourteen (14) days.

     B. If C&W or a Purchaser desires to publicize under this Clause 29, it shall, prior to publication, submit in draft form to Contractor or its designee, for its approval, all copy or materials relating to the Contract which is intended for publication and a list of all countries in which the requesting party wishes to publicize the Contract. If Contractor wishes to publicize under this Clause 29, it shall, prior to publication, submit in draft form to C&W or its designee, for its approval, all copy or materials relating to the Contract which is intended for publication and a list of all countries in which the requesting party wishes to publicize the Contract.

     CLAUSE 30  FORCE MAJEURE

     A. If either Party or a Purchaser is affected by an event of Force Majeure, it shall:

          (a) promptly notify all affected entities under this Contract in writing of the nature and extent of the Force Majeure and the estimated duration of any delay; and

          (b) use its commercially reasonable efforts to commence as soon as possible and diligently pursue the mitigation of the effect of such Force Majeure event upon the Contract.

     B. Subject to compliance with the notice requirement in this Clause, the entity affected by Force Majeure shall be excused from, and shall not be liable for, any delay or non-performance of its obligations under the Contract to the extent that its performance is interrupted or prevented by Force Majeure.

      CLAUSE 31  RESOLUTION OF DISPUTES

     A. In the event of any dispute between C&W or Purchaser, on the one hand and Contractor on the other hand (individually a "Disputing Party" and collectively, the "Disputing Parties") arising out of or relating to the Contract, representatives of the Disputing Parties from a level of management who have authority to settle the dispute shall, within (***) of receipt of a written notice (the "Original Notice"), meet in a good faith effort to resolve the dispute. Unless concluded with a written legally binding agreement, all negotiations connected with any dispute shall be conducted in confidence and without prejudice to the rights of the Disputing Parties in any future proceedings.

     B. If any dispute cannot be resolved at such meeting, within (***) or within (***) of the Original Notice if no meeting has taken place, the Disputing Parties shall use one or more of the following dispute resolution processes:

          (a) if the dispute is of a technical nature concerning Specifications and/or performance of Systems, expert determination, as set out below; or

          (b)  mediation or arbitration as set forth below.

     C. Expert determination of disputes concerning Specifications and performance shall be carried out in accordance with the following procedure:

          (a) there shall be one expert, who shall be knowledgeable and experienced in the technology at issue;

          (b) if the Disputing Parties are unable to agree on an expert or if the expert agreed upon is unable or unwilling to act and the parties are unable to agree upon another qualified and experienced expert, the Academy of Experts shall appoint the qualified and experienced expert;

          (c) at least (***) prior to the expert determination, the Disputing Parties shall exchange copies of a written summary of their case and relevant documentation and shall submit copies of the same to the expert;

          (d) all other details of procedure and the timetable for the expert determination shall be determined by the expert, in consultation with the Disputing Parties;

          (e) the expert shall determine the dispute, acting in the capacity of an expert, not an arbitrator;

          (f) the expert shall deliver a written, reasoned determination to the Disputing Parties within (***) of full submission of documents and any supplementary materials required by the expert;

          (g) the expert determination shall be legally and finally binding upon the Disputing Parties and not subject to appeal. Any action required by the expert determination shall be implemented within (***) following the expert determination or as specified within the expert determination;

          (h) the expert determination and all matters connected with it shall be kept confidential except as necessary for a Disputing Party to implement or enforce the expert determination;

          (i) unless the Disputing Parties agree otherwise, the fees and expenses of the expert as well as any other administrative expenses of the expert determination shall be borne by the parties in equal shares. Each Disputing Party shall also its own costs of representation except where costs are a matter for the expert.

     D. Before any arbitration proceeding is initiated, the Disputing Parties shall attempt to resolve the dispute through mediation. Mediation shall be carried out in accordance with the Centre for Dispute Resolution (`CEDR') Mediation Procedure, which is hereby deemed incorporated, and modified as follows:

          (a) there shall be one mediator, qualified and experienced in the subject matter of the mediation;

          (b) if the Disputing Parties are unable to agree on a mediator or if the mediator agreed upon is unable or unwilling to act and the parties are unable to decide upon another qualified and experienced mediator, CEDR shall appoint the mediator, who shall be so qualified and experienced;

          (c)  the place of mediation shall be London, England;

          (d)  the language to be used in the mediation shall be English;

          (e) if the Disputing Parties reach agreement on the resolution of the dispute or difference during the mediation, such agreement shall be in writing and, once it is signed by the duly authorized representatives of the parties, shall be binding on the parties;

          (f) unless concluded with a written legally binding agreement, the mediation shall be conducted in confidence and without prejudice to the rights of the Disputing Parties in any future proceedings.

     E. In the event that a mediation under Clause 31(D) above is not resolved within 30 days of its commencement or if the Disputing Parties agree to not submit the dispute to mediation but to directly submit the dispute to arbitration, the dispute will be referred to binding arbitration. Arbitration shall be carried out in accordance with the UNCITRAL Arbitration Rules as at present in force, which are hereby deemed incorporated, and modified as follows:

          (a) for individual disputes less than one million dollars ($1,000,000), there shall be one arbitrator, who shall be qualified, experienced in arbitration and knowledgeable in the subject area of the dispute. If the Disputing Parties are unable to agree on an arbitrator or if an arbitrator agreed upon is unwilling or unable to act and the parties are unable to agree upon another qualified and experienced arbitrator, the London Court of International Arbitration shall appoint the arbitrator, who shall be so qualified and experienced;

          (b) for individual disputes equal to or in excess of one million dollars ($1,000,000) there shall be three (3) arbitrators who shall be qualified and experienced in arbitration and knowledgeable in the subject area of the dispute. Such arbitrators shall be selected as follows:

               (1)  each Disputing Party shall select one (1) arbitrator;

               (2) the arbitrators selected by the Disputing Parties shall agree on a third arbitrator;

               (3) if the two (2) arbitrators are unable to agree on an arbitrator or if an arbitrator agreed upon is unwilling or unable to act and the Disputing Parties are unable to agree upon another qualified and experienced arbitrator, the London Court of International Arbitration shall appoint the arbitrator, who shall be so knowledgeable, qualified and experienced;

          (c)  the place of arbitration shall be London, England;

          (d) the language to be used in the arbitration proceedings shall be English;

          (e) the Disputing Parties shall be entitled to take limited discovery including the rights to request a reasonable number of documents, to serve no more than twenty (20) interrogatories and take no more than three (3) depositions. This limited discovery shall be conducted in accordance with governing rules of civil procedure in the United Kingdom, which shall be interpreted and enforced by the arbitrator.

          (f) the arbitrator shall conduct an arbitration hearing and proceeding and make its decision based on the merits of the case before it and shall deliver a written reasoned determination, citing the bases for the decision including findings of fact and conclusions of law;

          (g) the Disputing Parties are free to seek interim or urgent injunctive relief in aid of the arbitration in any court of competent jurisdiction.

     F. The Parties and each Purchaser agree that any breach of (i) the clause titled "Confidential Information" or (ii) the provisions of this Contract protecting the Intellectual Property Rights of any party, will cause actual and material damage, and that such damages are difficult to calculate. Each Party and each Purchaser shall have the unequivocal right to obtain timely injunctive relief as a result of such breach in any court of competent jurisdiction.

     CLAUSE 32 ETHICS

     C&W, each Purchaser and Contractor shall, in the performance of the Contract, act in accordance with:

          (a)  sound business ethical principles;

          (b) the provisions of the United States Foreign Corrupt Practices Act and any other applicable anti-corruption laws of England or other territories relevant to the Contract.

     CLAUSE 33  NOTICES

     A. Any notice or other document to be served under the Contract may (except as expressly provided herein) be delivered by hand or reputable courier, or sent by post or sent by facsimile or electronically and followed by copy of the notice by mail or
                            ---
courier, in accordance with the provisions of this Clause to the following address:

          For the Contractor:  Tellium, Inc.
                               2 Crescent Place
                               Oceanport, NJ USA 07757
                               Facsimile: (732) 923-9805
                               Marked for the attention of: Chief Financial
          Officer or such other address as the Contractor may subsequently notify to the Purchaser.

          For C&W:             Cable & Wireless Global Networks Limited

                               2 Brookvale Plaza, East Park

                               Shannon

                               County Clare

                               Ireland

                               Attention:  __________________

          WITH  SIMULTANIOUS COPIES TO THE PURCHASER AND TO:

                               Cable & Wireless Global Operations Law Department

                               8219 Leesburg Pike

                               Vienna, Virginia 28219

                               Attention:  General Counsel

          or such other address(es) as C&W may subsequently notify to the Contractor.

     B.   Any notice or document shall be deemed to be duly served:

          (a) if delivered or posted, at the time of delivery to the recipient's address notified under the Contract; or

          (b) if sent by facsimile or electronically, at the time of transmission if within the normal business hours of the recipient and, if not, noon local time of the recipient on the next following business day, and a confirming copy is delivered by courier to the recipient within forty eight (48) hours after transmission.

     CLAUSE 34 ENTIRE AGREEMENT

     A. This Agreement and the documents incorporated herein supersede all prior understandings and agreements between the Parties and the Purchasers relating to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof.

     B. Each Party acknowledges that in agreeing to enter the Contract, it has not relied on any representation, warranty or other assurance except those set out in the Contract.

     C. Notwithstanding anything contained herein to the contrary, the provisions of the clauses headed `Escrow', `License', `Year 2000', `Performance Warranty', `Product Support', `Liability and Indemnity', `Confidential Information', `Intellectual Property', `Intellectual Property Rights Indemnity', `Resolution of Disputes', `Ethics', `Governing Law and Jurisdiction' and `Publicity' and any other clauses which are intended to survive termination shall survive termination of the Contract and shall continue in full force and effect thereafter.

     CLAUSE 35 WAIVER

     The failure of either Party or a Purchaser to enforce any of its rights or to require the performance of any obligation, responsibility or liability of the other under the Contract shall not of itself be taken as a waiver of such Party's or Purchaser's rights, obligations, responsibilities or liabilities under the Contract.

     CLAUSE 36 SEVERABILITY

     The invalidity, illegality or unenforceability of any of the provisions of the Contract shall not affect the validity, legality and enforceability of the remaining provisions of the Contract, and the Contract shall be construed as if such invalid, illegal or unenforceable provision was not a part of the Contract.

     CLAUSE 37  ASSIGNMENT AND SUB-CONTRACTING

     A. Except as expressly provided herein, neither C&W nor any Purchaser may assign, sub-license, transfer, or otherwise dispose of (each a "Transfer") any of its rights or any of its obligations under the Contract or any part thereof or the benefit or advantage of the Contract or any part thereof without the prior written consent of Contractor, such consent not to be unreasonably withheld. Similarly, except as expressly provided herein, the Contractor may not make a Transfer of any of its rights or any of its obligations under the Contract or any part thereof or the benefit or advantage of the Contract or any part thereof without the prior written consent of C&W, such consent not to be unreasonably withheld. Notwithstanding the foregoing, a Group Company may assign, sublicense, transfer or otherwise dispose of all or any of its rights or obligations under the Contract to another Group Company without the Contractor's consent, provided such other Group Company agrees in writing to be bound as if it was Purchaser under Clause 3(K). If any Group Company (other than C&W or Cable & Wireless, plc) agrees to a Transfer such that immediately after the consummation of such Transfer, the Group Company would no longer qualify as a Group Company, such Group Company shall cease to be eligible to place orders under the Contract following the Transfer absent the consent of the Contractor hereunder. For purposes of this Clause 37(A), a merger, reorganization or similar corporate transaction in which the Contractor or Cable & Wireless, plc is not the surviving company, or a sale by Contractor or Cable & Wireless, plc of all or substantially all of its assets to another entity shall be deemed not to constitute a Transfer. The Contract shall survive a change in control of the Contractor; however, C&W shall have the right to immediately terminate the Contract, without liability and without any cure period, if the transferee fails to satisfy the contractual obligations of the Contractor under the Contract.

     B. C&W reserves the right, but does not have the obligation, to approve all sub-contractors in advance of their appointment by the Contractor. The Contractor shall not change sub-contractors without the prior written consent of C&W, such consent not to be unreasonably withheld. For the avoidance of doubt, such consent shall not relieve the Contractor from any liability or obligation under the Contract.

     CLAUSE 38  COMPLIANCE WITH LAW AND REGULATIONS

     A. Each Party and each Purchaser shall obtain any permit, license or other authorizations required by any governmental or other regulatory body to enable it to perform its obligations under the Contract.

     B. The Contractor shall comply, and shall ensure that each of the Systems complies, with all applicable laws, orders, regulations, by-laws or requirements of any government, local, regulatory, competent authority or agency.

     C. The Purchaser shall, on request, provide all reasonable assistance to the Contractor in obtaining information regarding local laws, orders, regulations, by-laws and requirements, including, without limitation, export controls.

     D. In performing its obligations under the Contract, the Contractor shall not endanger the safety of the public or unlawfully interfere with the convenience of the public in any way.

     E. The cost to the Contractor of complying with the provisions of this Clause is included in the Contract Price.

     F. The Contractor shall procure that its sub-contractors comply with the obligations set out in this Clause.

     CLAUSE 39 GOVERNING LAW AND JURISDICTION

     A. The Contract is governed by and shall be construed in accordance with the laws of England.

     B. Subject to the clause headed `Resolution of Disputes', each Party and each Purchaser agrees that the courts of England have exclusive jurisdiction to settle any disputes in connection with the Contract and accordingly submits to the exclusive jurisdiction of the English courts.

     C.   Each Party and each Purchaser:

          (a) waives objection to the English courts on grounds of inconvenience forum or otherwise as regards proceedings in connection with the Contract; and

          (b) agrees that a judicial order, other than an interim judicial order, of an English court in connection with the Contract is conclusive and binding on it (subject to any right of appeal to a superior English court) and may be enforced against it in the courts of any other jurisdiction in accordance with the laws and procedures of that jurisdiction.

     IN WITNESS WHEREOF, C&W and the Contractor have entered into this Agreement as of the date first above written.


                                              CABLE & WIRELESS
                                             GLOBALNETWORKS,LTD
                                           an Ireland corporation
                                  By:
                                     ------------------------------------------
                                Name:                            Conor O'Leary
                                     ------------------------------------------
                               Title:                                 Director
                                     ------------------------------------------

                                                 TELLIUM, INC.
                                            a Delaware corporation
                                  By:
                                     ------------------------------------------
                                Name:
                                     ------------------------------------------
                               Title:
                                     ------------------------------------------

                                                                  EXECUTION COPY

                                 TELLIUM, INC.

                AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

        This AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of January 14, 2000, among TELLIUM, INC., a Delaware corporation (the "Company"), and each of the investors signatories hereto under the heading "Investors" (each an "Investor").

        WHEREAS, the Company and the Investors are parties to a Stock Purchase Agreement dated as of December 2, 1999 (the "Agreement"); and

        WHEREAS, the parties to the Agreement desire to amend such agreement on the terms and conditions stated herein;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                1.  Defined Terms. Capitalized terms used and not otherwise
                    -------------
defined in this Agreement shall have the meanings given to such terms in the Agreement.

                2.  Amendment to Section 3.5. Section 3.5 of the Agreement is
                    ------------------------
hereby amended and restated in its entirety to read as follows (changed text appears in bold italics):

                    "3.5. Subsequent Sales of Series D Preferred Stock. It is
                          --------------------------------------------
        anticipated that certain purchasers may not purchase Series D Preferred Stock at the Initial Closing, buy may acquire Series D Preferred Stock in an aggregate amount not to exceed 1,639,347 shares of Series D Preferred Stock at the Purchase Price at no more than three additional closings (each, a "Subsequent Closing" and together with the Initial Closing, the "Closings") no later than January 14, 2000. Any purchaser at a Subsequent Closing shall be acceptable to TWP (as defined in the Stockholders Agreement); provided that up to 546,450 shares of Series D Preferred Stock may be sold to one or more strategic investors or other persons (as identified by a majority of the Corporation's Board of Directors) at a Subsequent Closing without TWP's consent and, provided,
                                                                      --------
        further, that 273,224 shares of Series D Preferred Stock may be sold to
        -------
        Science Applications Research Inc. and/or Science Applications International Corporation without TWP's consent. Any such sales of Series D Preferred Stock shall be made on the terms and conditions set forth in this Agreement and shall be considered to have been issued pursuant hereto. Any Series D Preferred Stock sold pursuant to this
        Section 3.5 shall be deemed to be "Preferred Shares" for all purposes under this Agreement and shall be deemed to be "Preferred Stock" and Registrable Securities" for all purposes of the Stockholders Agreement. Upon execution and delivery of a counterpart to this Agreement, the purchasers thereof shall be deemed to be "Investors" for all purposes of this Agreement and shall be deemed to be "Qualified Offerees" and "Stockholders" as of the date of this Agreement for all purposes of the Stockholders Agreement and Schedule I hereto shall be amended to add such parties."

        3.      Continuing Effect: No Other Amendments. Except as expressly
                --------------------------------------
provided herein, all of the terms and provisions of the Agreement are and shall remain in full force and effect. The amendment provided for herein is limited to the specific sections of the Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Investors' or the Company's willingness to consent to any action requiring consent under or to waive or amend, any other provisions of the Agreement.

        4.      Governing Law. This Amendment shall be governed by, and
                -------------
construed according to the laws of the State of Delaware.

        5.      Effective Date. This Amendment will become effective upon
                --------------
execution by the Company and such Investors holding at least 66 2/3% of the Preferred Shares.

        6.      Counterparts. This Amendment may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                 *  *  *  *  *

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TELLIUM, INC.

By: /s/ Richard W. Barcus
    ----------------------------
   Name:  Richard W. Barcus
   Title: President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                THOMAS WEISEL CAPITAL PARTNERS, L.P.

                                        By: Thomas Weisel Capital Partners LLC,
                                        its general partner

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        TWP CEO FOUNDERS' CIRCLE (AI), L.P.

                                        By: Thomas Weisel Capital Partners LLC,
                                        its general partner

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        TWP CEO FOUNDERS' CIRCLE (QP), L.P.
                                        By: Thomas Weisel Capital Partners LLC,
                                        its general

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

                                        THOMAS WEISEL PARTNERS GROUP LLC

                                        By: /s/ William B. Bunting
                                            ------------------------------
                                            Name:  William B. Bunting
                                            Title: Authorized Signatory

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                RB INVESTMENT PARTNERS II, LLC

                                        By:


                                        By: /s/ James N. Chung
                                           ------------------------------
                                           Name:  James N. Chung
                                           Title: Managing Member & CFO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]
                                COMDISCO, INC.


                                By: /s/ [ILLEGIBLE]
                                   ----------------------------
                                    Name: [ILLEGIBLE]
                                    Title: Vice President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                OAK INVESTMENT PARTNERS VII,
                                LIMITED PARTNERSHIP

                                By:  Oak Associates VII, LLC
                                     Its General Partner


                                By:  /s/ Edward F. Glassmeyer
                                   -----------------------------
                                   Name:  Edward F. Glassmeyer
                                   Title: Managing Member

                                OAK VII AFFILIATES FUND,
                                LIMITED PARTNERSHIP

                                By:  Oak VII Affiliates, LLC
                                     Its General Partner


                                By:  /s/ Edward F. Glassmeyer
                                   -----------------------------
                                   Name:  Edward F. Glassmeyer
                                   Title: Managing Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                                PEQUOT PRIVATE EQUITY FUND II, L.P.

                                By:  Pequot Capital Management, Inc.
                                     Investment Manager


                                By:  David J. Malet
                                   --------------------------------
                                   Name:  David J. Malet
                                   Title: Chief Financial Officer

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                ACCEL INVESTORS '96 L.P.


                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: General Partner

                                ACCEL V L.P.

                                By:  Accel V Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

                                ACCEL INTERNET/STRATEGIC
                                TECHNOLOGY FUND L.P.

                                By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

                                ACCEL KEIRETSU V L.P.

                                By:  Accel Keiretsu V. Associates L.L.C.
                                     Its General Partner

                                By: /s/ G. CARTER SEDNAOUI
                                   ----------------------------
                                    Name:  G. CARTER SEDNAOUI
                                    Title: Managing Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                                TELCORDIA TECHNOLOGIES, INC. (formerly
                                Bell Communications Research, Inc.)


                                By: /s/ William A. Roper
                                   ---------------------------
                                   Name:  William A. Roper
                                   Title: Director

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                SCIENCE APPLICATIONS INTERNATIONAL
                                CORPORATION


                                By:  /s/ William A. Roper
                                   ------------------------------------------
                                   Name:  William A. Roper
                                   Title: Executive Vice President and CFO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                        WORLDVIEW TECHNOLOGY
                        INTERNATIONAL I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner


                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

                        WORLDVIEW TECHNOLOGY PARTNERS I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner

                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

                        WORLDVIEW STRATEGIC PARTNERS I, L.P.

                        By: Worldview Capital I, L.P., its General Partner Worldview Equity I, L.L.C., its General Partner

                        By:  /s/ Michael Orsak
                           -------------------------
                           Name:  Michael Orsak
                           Title: Member

             [Tellium, Inc. Amendment to Stock Purchase Agreement]


                               BLUE ROCK CAPITAL, L.P.

                               By: Blue Rock Partners, L.P., its General Partner
                               By: Blue Rock Inc., its General Partner

                               By: /s/ Virginia Bonker
                                  ----------------------------
                                   Name:  Virginia Bonker
                                   Title: President

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                    ELLMORE C. PATTERSON PARTNERS

                                    By: /s/ Arthur C. Patterson
                                       ------------------------
                                       Name:  Arthur C. Patterson
                                       Title: GENERAL PARTNER

             [Tellium, Inc. Amendment to Stock Purchase Agreement]

                                ORTEL CORPORATION



                                By: /s/ Stephen R. Rizzone
                                   ----------------------------
                                   Name:  Stephen R. Rizzone
                                   Title: President & CEO

             [Tellium, Inc. Amendment to Stock Purchase Agreement]



                                        /s/ John Wallace
                                ----------------------------------
                                Name: John Wallace